UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2021

NEWMARKET CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-32190	20-0812170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-5000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	NEU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 22, 2021, NewMarket Corporation (the “Company”) held its 2021 Annual Meeting of Shareholders. The proposals listed below were submitted to a vote of shareholders, and are described in the Company’s Proxy Statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on March 11, 2021. The results are as follows:

1.    The shareholders elected each of the Company’s seven (7) nominees to serve on its Board of Directors for the ensuing year, as set forth below:

Director	Affirmative Votes	Votes Against	Abstentions	Broker Non- Votes
Phyllis L. Cothran	9,105,377	636,072	5,695	491,386
Mark M. Gambill	7,372,323	2,352,538	22,283	491,386
Bruce C. Gottwald	9,616,954	126,132	4,058	491,386
Thomas E. Gottwald	9,529,285	214,256	3,603	491,386
Patrick D. Hanley	9,436,286	307,681	3,177	491,386
H. Hiter Harris, III	8,754,543	989,379	3,222	491,386
James E. Rogers	9,360,782	383,545	2,817	491,386

2.    The shareholders ratified the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2021, as set forth below:

Affirmative Votes	Votes Against	Abstentions
9,996,536	237,272	4,722

3.    The shareholders approved, on an advisory basis, the Company’s executive compensation program for its named executive officers disclosed in the Proxy Statement, as set forth below:

Affirmative Votes	Votes Against	Abstentions	Broker Non- Votes
9,604,693	116,578	25,873	491,386

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	104 Cover Page Interactive Data File (Embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2021

NewMarket Corporation

By:	/s/ Brian D. Paliotti
Name:	Brian D. Paliotti
Title:	Vice President and Chief Financial Officer